Exhibit 10.3

EQUIPMENT PURCHASE AGREEMENT

This Equipment Purchase Agreement (this “Agreement”) dated as of July 20, 2023 (the “Effective Date”), is entered into by and between ENVIRONMENTAL ALTERNATIVE FUELS LLC, a Delaware limited liability company (“Seller”), and CALIFORNIA CLEAN ENERGY, INC., a California corporation (“Buyer”).

Buyer desires to purchase from Seller, and Seller desires to sell and transfer to Buyer, certain equipment of Seller, on the terms and conditions set forth herein.

Seller, as seller, and Clean Energy, a California corporation, an affiliate of Buyer, as buyer, have also entered into that certain Asset Purchase and Sale Agreement and Joint Escrow Instructions (Tolleson) dated substantially concurrently herewith for the purchase of that certain property located in Tolleson, Arizona under the terms and conditions set forth therein.

Seller, as seller, and Buyer, as buyer, have also entered into that certain Asset Purchase and Sale Agreement and Joint Escrow Instructions (Oak Creek) dated substantially concurrently herewith for the purchase of that certain property located in Oak Creek, Wisconsin under the terms and conditions set forth therein.

1.
PURCHASE AND SALE OF EQUIPMENT. Seller hereby transfers, sells, conveys and assigns to Buyer and Buyer hereby purchases from Seller all of Seller’s right, title and interest in and to (i) all personal property located at the Premises (as defined below), including, but not limited to, that certain equipment described on Schedule 1 attached hereto (collectively, the “Equipment”), and (ii) any third-party warranties or service contracts pertaining to the Equipment (collectively, the “Intangible Personal Property”). No other assets of Seller are being purchased by Buyer hereunder.
2.
LIABILITIES. Buyer shall not assume any obligations or liabilities of Seller, other than, and Buyer does hereby assume and agree to timely discharge, all liabilities and obligations with respect to the ownership, installation, use, operation and maintenance of the Equipment effective from and after the Closing Date (as defined below) (collectively, the “Assumed Liabilities”). Notwithstanding any provision in this Agreement to the contrary, Buyer shall not assume and shall not be responsible to pay, perform, or discharge any liabilities of Seller of any kind or nature whatsoever other than the Assumed Liabilities.
3.
PURCHASE PRICE; PAYMENT.
a.
Buyer shall pay to Seller for the Equipment the sum of Eight Hundred Thousand and 00/100 Dollars ($800,000.00) (the “Purchase Price”).
b.
Payment of the Purchase Price shall be made by Buyer to Seller in lawful money of the United States of America in cash or by wire transfer due upon the Closing Date.
4.
RISK OF LOSS. Risk of loss shall pass to Buyer upon Buyer or its agent’s entry into the compressed natural gas fueling station located at 5188 E. Loop 820 S., Fort Worth, Texas

76119 (“Premises”) for purposes of taking possession of the Equipment from Seller. Buyer expressly acknowledges and understands that Buyer shall be solely responsible for any damage to or loss of the Equipment after risk of loss has passed to Buyer.
5.
CLOSING DATE. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall occur on July 31, 2023 (the “Closing Date”); provided, however, both Seller and Buyer shall each have the option to extend the Closing Date by an additional ten (10) days by delivering written notice to the other party no later than five (5) days prior to the then-scheduled Closing Date. If the Closing has not occurred by August 31, 2023 (the “Outside Closing Date”), then Seller shall have the option to terminate this Agreement by delivering written notice to Buyer on or after the Outside Closing Date.
6.
INSPECTION OF EQUIPMENT. Commencing on the Effective Date and continuing until the Closing Date, Buyer shall have the right to inspect the Equipment at a reasonable time and upon reasonable notice to Seller to determine if the Equipment is suitable for Buyer’s intended use. If, prior to the Closing Date, Buyer determines in its sole and absolute discretion that the Equipment is not suitable for Buyer’s intended use, Buyer shall have the right to terminate this Agreement by delivering written notice to Seller (a “Termination Notice”), in which event Buyer and Seller shall have no further obligations under this Agreement, except those obligations that expressly survive the termination of this Agreement. Buyer’s failure to deliver a Termination Notice to Seller on or prior to the Closing Date shall be deemed Buyer’s election to proceed with the Closing pursuant to the terms and conditions of this Agreement.
7.
BUYER’S CONDITIONS PRECEDENT. Buyer’s obligation to purchase the Equipment is conditioned upon Buyer entering into a lease, license or other agreement with the owner and/or lessor, as applicable, of the Premises, reasonably acceptable to Buyer in its sole and absolute discretion.
8.
CLOSING DELIVERIES.
a.
Seller’s Deliveries. Seller hereby covenants and agrees to deliver or cause to be delivered to Buyer, on or before the Closing Date, the following:
i)
Bill of Sale. A Bill of Sale in the form attached hereto as Exhibit “A” (the “Bill of Sale”), duly executed by Seller; and
ii)
General Assignment. A General Assignment in the form attached hereto as Exhibit “B” (the “General Assignment”), duly executed by Seller.
b.
Buyer’s Deliveries. Buyer hereby covenants and agrees to deliver or cause to be delivered to Seller, on or before the Closing Date, the following:
i)
Bill of Sale. The Bill of Sale duly executed by Buyer;
ii)
General Assignment. The General Assignment duly executed by Buyer; and
iii)
Buyer’s Funds. The Purchase Price.

9.
CLOSING COSTS. To the extent applicable, Seller shall pay and be responsible for all sales, use, transfer, stamp, conveyance, value added or other equivalent taxes, duties, excises or governmental charges imposed by any domestic or foreign authority, and all recording and filing fees, notarial fees, and other equivalent costs in connection with the sale of the Equipment to Buyer.
10.
REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer that the statements contained in this Section 10 are true and correct as of the Effective Date and the Closing Date.
a.
Authorization. This Agreement, when executed and delivered by Seller, shall constitute valid and legally binding obligations of Seller, enforceable against Seller in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
b.
Title to Equipment. Seller has good and valid title to all of the Equipment, free and clear of any charge, claim, pledge, equitable interest, lien, security interest, restriction of any kind, or other encumbrance, other than those permitted liens identified on the disclosure schedule attached hereto as Schedule 2 (the “Permitted Liens”).
c.
Condition of Equipment. To Seller’s actual knowledge, each item of Equipment is structurally sound, is in good operating condition and repair, and is adequate for the uses to which it is being used as of the Effective Date and the Closing Date, and no item of Equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.
d.
The aggregate total amount in respect of which an indemnifying party will be liable to indemnify an indemnified party pursuant to this Section 10 will not exceed the Purchase Price.
11.
INDEMNIFICATION.
a.
Seller shall indemnify and hold harmless Buyer and its affiliates from and against any loss, damage, liability or expense, including reasonable attorneys’ fees and expenses (collectively, “Losses”) incurred by any such person to the extent that such Losses arise from any use of the Equipment prior to the date that risk of loss passes to Buyer pursuant to Section 4 hereof, and any Losses arising as a result of any breach of any representation or warranty made by Seller pursuant to this Agreement.
b.
Buyer shall indemnify and hold harmless Seller and its affiliates from and against any Losses incurred by any such person to the extent that such Losses arise from any of the Assumed Liabilities or use of the Equipment on or after the date that risk of loss passes to Buyer pursuant to Section 4 hereof.

12.
SURVIVAL OF RIGHTS. Subject to all of the terms and provisions of this Agreement, all of the conditions and obligations contained in this Agreement shall be binding upon and inure to the benefit of the respective permitted successors and assigns of Seller and Buyer.
13.
NOTICES. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13):

If to Seller:

Environmental Alternative Fuels LLC

c/o EVO Transportation & Energy Services, Inc.

2075 W Pinnacle Peak Rd.

Suite 130

Phoenix, AZ 85027
Email: michael.bayles@evotransinc.com

Attention: Michael Bayles, Chief Executive Officer

If to Buyer:

California Clean Energy, Inc.
4675 MacArthur Blvd.,
Email: chad.lindholm@cleanenergyfuels.com
Attention: Chad Lindholm

With a copy to:

California Clean Energy, Inc.
4675 MacArthur Blvd.,
Email: katheryn.klein@cleanenergyfuels.com
Attention: Katheryn Klein

with a copy (which shall not constitute notice under this Section 13) to:

Rutan & Tucker LLP

18575 Jamboree Road, 9th Floor

Irvine, CA 92612

Attn: Bryan Wilbert, Esq.

Email: bwilbert@rutan.com

14.
MISCELLANEOUS.
a.
This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of Texas. Tarrant County, Texas shall be the exclusive venue for any dispute between Seller and Buyer involving or arising out of this Agreement, and Seller and Buyer specifically consent to such venue.
b.
This Agreement and all documentation executed in connection herewith shall constitute the complete and exclusive statement of the terms of the agreement of Seller and Buyer with respect to the Equipment purchased hereby, and shall automatically cancel and supersede any and all prior oral or written understandings with respect thereto.
c.
Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of the Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.
d.
No term or provision of this Agreement may be amended, altered, waived, discharged or terminated except by a written instrument signed by the parties hereto.
e.
This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.
f.
The headings of this Agreement shall be for convenience of reference only and shall form no part of this Agreement.
g.
If any suit or action is instituted to enforce any provisions in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives as of the date first above written.

SELLER:	ENVIRONMENTAL ALTERNATIVE FUELS LLC, a Delaware limited liability company By: /s/ Melinda Wang Name: Melinda Wang Title: Secretary
BUYER:	CALIFORNIA CLEAN ENERGY, INC., a California corporation By: /s/ Robert M. Vreeland Name: Robert M. Vreeland Title: Chief Financial Officer

SCHEDULE 1

EQUIPMENT

1.
Three (3) 250 HP Aerial compressors
2.
One (1) gas dryer
3.
One (1) hydraulic intensifier
4.
Four (4) ASME storage vessels
5.
Four (4) Gilbarco dual hose dispensers